Exhibit 10.4









                                          June 14, 2006





Thomas J. O'Brien
[at the address in the Schedule]

           Re:  EMPLOYMENT AGREEMENT

Dear Thomas J. O'Brien:

     This is your Employment Agreement (this "AGREEMENT") with Philips Electronics North America Corporation, a Delaware corporation (the "COMPANY"). It sets forth the terms of your employment with the Company.

1.    EMPLOYMENT.

     Some of the terms of your employment are in the attached schedule (your "SCHEDULE"), which is part of this Agreement.

     This Agreement is being entered into in connection with and as a condition to the Agreement and Plan of Merger by and among INTERMAGNETICS GENERAL CORPORATION, ("IGC"), Philips Holding USA, Inc., and Jumbo Acquisition Corp., dated [14], 2006 (the "MERGER AGREEMENT"). The Agreement shall become effective, and your employment under this Agreement will (a) begin on the date the merger provided for in the Merger Agreement becomes effective (the "START DATE") and
(b) end at the close of business on the earlier of (1) the end of the Compensation Period stated in the Schedule or (2) the effective date of early termination of your employment. Once effective, this Agreement supersedes and terminates any earlier agreements, written or oral, with respect to the subject matter of this Agreement, including the IGC Enhanced Benefit Plan, as amended June 13, 2006 (the "ENHANCED BENEFIT AGREEMENT") and any other agreements you had with IGC relating to the subject matter herein. Notwithstanding the foregoing, the parties agree that the Restricted Stock Unit and Stock Option Award agreements as set forth in your Schedule shall not be superseded by this Agreement until the eighth business day after the Start Date.

     However, if the Merger Agreement or your employment with IGC terminates for any reason before the merger occurs, all of the provisions of this Agreement will terminate and there will be no liability of any kind under this Agreement. You agree to remain employed by IGC until the consummation of the merger contemplated in the Merger Agreement. References in this Agreement to "YOUR EMPLOYMENT" are to your employment under this Agreement.

     You will be employed in the position stated in your Schedule to this Agreement. The Company may change your position from time to time (including by transferring you to an affiliate of the Company), EXCEPT to the extent provided in your Schedule or otherwise in this Agreement. You will have the authority, responsibilities and reporting relationships that correspond to and are commensurate with your position, including any particular authority, responsibilities and reporting relationships that the Company's Board of Directors (the "BOARD") or any officer of the Company to whom you report may reasonably assign to you from time to time.

     You agree to execute and comply with the Company's "WORKING TOGETHER" BOOK and the EMPLOYEE ETHICS AND INTELLECTUAL PROPERTY AGREEMENT which are attached hereto.

2.    YOUR COMPENSATION AND BENEFITS.

     1. SALARY. During your employment, you will receive an annual base salary. Your Salary is stated in your Schedule. Your Salary will be paid in accordance with the Company's normal payroll practices.

     2. CASH PERFORMANCE BONUS. You will be eligible to receive a special cash performance bonus (your "CASH PERFORMANCE BONUS") as described in the Schedule. You will receive your Cash Performance Bonus on or shortly following the end of the Compensation Period only if you are an employee of the Company on the last day of your Compensation Period. Additionally, you shall receive a prorated portion of your maximum Cash Performance Bonus if you are involuntarily terminated by the Company without "Cause" (as defined in the Schedule) or you cease to be an employee of the Company prior to the applicable payment date as a result of death or physical or mental disability. You shall not receive any portion of your Cash Performance Bonus if you cease to be an employee of the Company prior to the applicable payment date if the Company terminates your employment for Cause.

     3. CASH RETENTION BONUS. You will be eligible to receive a special cash retention bonus (your "CASH RETENTION BONUS") equal to the amount set forth in the Schedule. You will receive your Cash Retention Bonus on or shortly following the end of the Compensation Period only if you are an employee of the Company on the last day of your Compensation Period. Additionally, you shall receive your Cash Retention Bonus if you are involuntarily terminated by the Company without "Cause" (as defined in the Schedule) or you cease to be an employee of the Company prior to the applicable payment date as a result of death or physical or mental disability. You shall not receive any portion of your Cash Retention Bonus if you cease to be an employee of the Company prior to the applicable payment date if the Company terminates your employment for Cause.

     4. OTHER BENEFITS. During your employment, you will be entitled to participate in such employee benefit plans and insurance programs offered by the Company to similarly situated employees in accordance with the eligibility requirements for participation in those programs. Additionally, you shall be entitled to the "Other Benefits" listed in the Schedule.

3.    SEVERANCE BENEFITS.

     If your employment is terminated by the Company without Cause before the end of the Compensation Period stated in the Schedule, then, subject to your execution and delivery of the Company's then standard severance agreement applicable to similarly situated executives which will contain reasonable and customary provisions, including, without limitation, general releases, and non-competition, non-solicitation, non-disparagement, confidentiality and conflict of interest provisions substantially similar to those set forth in the WORKING TOGETHER BOOK and EMPLOYEE ETHICS AND INTELLECTUAL PROPERTY AGREEMENT attached hereto (modified to reflect the terms of the Agreement), the Company will provide you with the Severance Benefits described in the Schedule.

     The severance payments described in this paragraph 3 shall not be made if the Company terminates your employment for Cause or you cease to be an employee of the Company as a result of your voluntary resignation for any reason, death or physical or mental disability. For purposes of this Agreement, you shall be deemed disabled, if by reason of a physical or mental illness or medical condition, you have been unable to render service the services required of you under this Agreement for a period of 180 days in any 12-month period.

4.    PROPRIETARY INFORMATION

     1. DEFINITION. "PROPRIETARY INFORMATION" means confidential or proprietary information, knowledge or data concerning (i) the Company or its affiliates businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how, (ii) any other matter relating to the Company or its affiliates and (iii) any matter relating to clients of the Company or its affiliates or other third parties having relationships with the Company or its affiliates. Proprietary Information includes (i) information regarding any aspect of your tenure as an employee of the Company or the termination of your employment, (ii) the names, addresses, and phone numbers and other information concerning clients and prospective clients of the Company or its affiliates, information and materials concerning the personal affairs of employees of the Company or its affiliates. In addition, Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. HOWEVER, Proprietary Information does not include information (i) that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly, or (ii) that you can establish was independently developed by you without reference to any Proprietary Information.

     2. USE AND DISCLOSURE. You will obtain or create Proprietary Information in the course of your involvement in the Company's or its affiliate's activities and may already have Proprietary Information. You agree that the Proprietary Information is the exclusive property of the Company, and that, during your employment, you will use and disclose Proprietary Information only for the Company's benefit and in accordance with any restrictions placed on its use or disclosure by the Company. After your employment, you will not use or disclose any Proprietary Information. In addition, nothing in this Agreement will operate to weaken or waive any rights that the Company may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

     3. LIMITATIONS. Nothing in this Agreement prohibits you from providing truthful testimony or information concerning the Company to governmental, regulatory or self-regulatory authorities or otherwise as required by law. Also, the parties (and their respective employees, representatives and agents) may disclose to any and all persons, without any limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind (including opinions and other tax analysis) that are provided to either party related to such tax treatment and structure.

5.    ONGOING RESTRICTIONS ON YOUR ACTIVITIES

     1. GENERAL EFFECT. This Section 5 applies during the Compensation Period and for Restricted Period (as defined in the Schedule). This Section uses the following defined terms:"COMPETITIVE ENTERPRISE" means any business enterprise that either (i) engages in any material activity that competes anywhere with any business or enterprise engaged in the development, production, sale, rental or repair of (a) superconductive wire and materials, (b) permanent and superconductive magnet systems, or RF coils, used in MRI diagnostic imaging systems, (c) fMRI products and accessories, (d) MRI-compatible biopsy equipment,
(e) MR-compatible interventional accessories, (f) NMR spectroscopy systems, (g) medical imaging computer-aided diagnostics or (h) patient monitoring products or
(ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

     "CLIENT" means any client, supplier, distributor or prospective client, suppler or distributor of the Company or its affiliates to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or employment by the Company or its affiliates.

     "SOLICIT" means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action. A general employment advertisement by an entity of which you are a part is excluded from the definition of Solicit.

     2. YOUR IMPORTANCE TO THE COMPANY AND THE EFFECT OF THIS SECTION 5. You acknowledge that:

          (a) In the course of your involvement in the Company's activities, you will have access to Proprietary Information and the Company's client base and will profit from the goodwill associated with the Company. On the other hand, in view of your access to Proprietary Information and your importance to the Company, if you compete with the Company or its affiliates for some time after your employment, the Company will likely suffer significant harm. In return for the benefits you will receive from the Company and to induce the Company to enter into this Agreement, and in light of the potential harm you could cause the Company, you agree to the provisions of this Section 5. The Company would not have entered into this Agreement or the Merger Agreement if you did not agree to this Section 5.

          (b) In light of Section 5.2(a), if you breach any provision of this
     Section 5, the loss to the Company would be material but the amount of loss would be uncertain and not readily ascertainable.

          (c) This Section 5 limits your ability to earn a livelihood in a Competitive Enterprise and your relationships with Clients. You acknowledge, however, that complying with this Section 5 will not result in severe economic hardship for you or your family.

     3. NON-COMPETITION. During your Compensation Period and for the Restricted Period, you will not directly or indirectly:

          (a) hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise; or

          (b) act as a as a director, officer, employee, partner, consultant, agent, advisor, lender or guarantor of a Competitive Enterprise:

               (i) that is substantially related to any activity that you were engaged in,

               (ii) that is substantially related to any activity for which you had direct or indirect managerial or supervisory responsibility, or

               (iii) that calls for the application of specialized knowledge or skills substantially related to those used by you in your activities;

          IN EACH CASE, for the Company or its affiliates at any time during the year before the end of your employment (or, if earlier, the year before the date of determination).

     4. NON-SOLICITATION OF CLIENTS. During your Compensation Period and for the Restricted Period, you will not:

          (a) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company and its affiliates (excluding any business that is not a material activity of the Company or its affiliates),

          (b) transact business with any Client that would cause you to be a Competitive Enterprise or that would cause any Client to reduce or refrain from doing any business with the Company or its affiliates, or

          (c) interfere with or intentionally damage any relationship between the Company and its affiliates and a Client.

     5. NON-SOLICITATION OF EMPLOYEES. During your Compensation Period and for a period of two years following termination of your employment for any reason, you will not attempt to Solicit anyone who is then an employee of the Company or its affiliates (or who was an employee of the Company or any of its affiliates within the prior three (3) months) to resign from the Company and its affiliates or to apply for or accept employment with any Competitive Enterprise, except that you may Solicit your administrative assistant.

     6. INJUNCTIVE RELIEF

     You acknowledge that the Company will be caused irreparable injury in the event of a breach of this Section 5 and that money damages may not be an adequate remedy, and further agree that the Company shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 5 enforced (without the requirement to post a bond). It is hereby acknowledged that the provisions of this Section 5 are for the benefit of the Company and that the Company may enforce the provisions of this
Section 5 and only the Company can waive the rights hereunder with respect to its confidential information, Clients and employees.

     7. NOTICE TO NEW EMPLOYERS. Before you accept employment with any other person or entity while any of Sections 5.3, 5.4 or 5.5 is in effect, you will provide the prospective employer with written notice of the provisions of this
Section 5 and will deliver a copy of the notice to the Company.

6.    NO PUBLIC STATEMENTS OR DISPARAGEMENT

     You agree, for yourself and others acting on your behalf, that you (and they) will not intentionally disparage publicly, or make negative public statements about the Company or any of its incumbent or former officers, directors, agents, consultants, employees, successors and assigns. Nothing in this provision shall prohibit you from testifying truthfully in response to a subpoena or other lawfully issued legal process.

7.    DISPUTES

     Subject to Section 5.6, this Section 7 applies to any controversy or claim between you and the Company or its affiliates arising out of or relating to or concerning this Agreement or any aspect of your employment with the Company, its affiliates or IGC or the termination of that employment (together, an "EMPLOYMENT MATTER").

     Subject to the provisions of Section 5.6 and this Section 7, any Employment Matter will be finally settled by arbitration in the County of New York administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. However, the rules will be modified in the following ways: (i) the decision must not be a compromise but must be the adoption of the submission by one of the parties, (ii) each arbitrator will agree to treat as confidential evidence and other information presented, (iii) a decision must be rendered within 15 business days of the parties' closing statements or submission of post-hearing briefs and (iv) the arbitration will be conducted before a panel of three arbitrators, one selected by you within 10 days of the commencement of arbitration, one selected by the Company in the same period and the third selected jointly by these arbitrators (or, if they are unable to agree on an arbitrator within 20 days of the commencement of arbitration, the third arbitrator will be appointed by the American Arbitration Association).

     You and the Company agree that there will be no punitive damages payable as a result of any Employment Matter and agree not to request punitive damages. The arbitrator may award attorney's fees and costs of the arbitration to the prevailing party.

     You or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of New York to enforce any arbitration award under this Section 7.

     You and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of New York over any Employment Matter that is not otherwise arbitrated or resolved according to Section 7. Each of us hereby waives, and agrees not to assert, as a defense that either of us, as appropriate, is not subject thereto or that the venue thereof may not be appropriate. We each hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

     To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any Employment Matter.

     This Agreement will be governed by and construed in accordance with the law of the State of New York.

8.    SECTION 280G GROSS UP

     In the event that it shall be determined that any payment or distribution by IGC, the Company, or an affiliate thereof, to or for the benefit of you, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, pursuant to the merger provided for in the Merger Agreement, or otherwise (a "PAYMENT"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "CODE"), the Company shall pay you an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by you after deduction of any Excise Tax (as defined below), and any federal, state and local income tax, employment tax and Excise Tax imposed upon the Gross-Up Payment, shall be equal to the Payment. The term "Excise Tax" means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

     All determinations to be made under this Section shall be made by IGC's independent public accounting firm immediately prior to the merger provided for in the Merger Agreement or another independent public accounting firm selected by IGC prior to the Merger (as defined in the Merger Agreement) (the "ACCOUNTING FIRM"). With respect to any Payments made in connection with the Merger the Accounting Firm shall provide its determinations and any supporting calculations to the Company and you no later than ten days after the consummation of the merger. Any such determination by the Accounting Firm shall be binding upon the Company and you.

     The Company shall pay the applicable Gross-Up Payment as and when the Excise Tax is incurred on a Payment. If the amount of a Gross-Up Payment cannot be fully determined by the date on which the applicable portion of the Payment becomes subject to the Excise Tax ("PAYMENT DATE"), the Company shall pay to you by the Payment Date an estimate of such Gross-Up Payment, as determined by the Accounting Firm, and the Company shall pay to you the remainder of such Gross-Up Payment (if any) as soon as the amount can be determined, but in no event later than 20 business days after the Payment Date. The Gross-Up Payment shall be paid in accordance with Section 409A of the Code, to the extent applicable. If required in order to comply with Section 409A of the Code, (i) the Gross-Up Payment attributable to Payments other than severance compensation shall be paid in a lump sum payment upon the Payment Date, and (ii) the Gross-Up Payment attributable to severance compensation shall be paid in a lump sum payment on the first day on which severance compensation is paid to you.

     In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of a Payment or Gross-Up

Payment, a change is finally determined to be required in the amount of taxes paid by you, appropriate adjustments shall be made such that the net amount that is payable to you after taking into account the provisions of Section 280G and
Section 4999 of the Code shall reflect the intent of the parties as expressed in this Section, in the manner determined by the Accounting Firm.

     All of the fees and expenses of the Accounting Firm in performing the determinations under this Section shall be borne solely by the Company.

9.    GENERAL PROVISIONS.

     The Company may withhold from any payment due hereunder any taxes that are required to be withheld under any law, rule or regulation.

     The parties agree that this Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder ("SECTION 409A") or an exemption from Section 409A. In the event that after execution of this Agreement either party makes a determination inconsistent with the preceding sentence, it shall promptly notify the other party of the basis for its determination. The parties agree to renegotiate in good faith the terms of this Agreement at no additional cost to the Company, if you determine that this Agreement as structured would have adverse tax consequences to you under applicable law. By way of example and not limitation, if you are a "specified employee" within the meaning of Section 409A of the Code, as amended and that, as a result of such status, any portion of the payment under this Agreement would be subject to additional taxation, the Company will delay paying any portion of such payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months), with the first such payment to include the amounts that would have been paid earlier but for the above delay.

     This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. The Company may assign this Agreement to any of its affiliates at any time, provided that the Company shall remain jointly liable for the obligations of any assignee hereunder. This Agreement shall inure to the benefit of and be enforceable by your legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. It is the parties' intention that this Agreement not be construed more strictly with regard to you or the Company. Upon becoming effective on the Start Date, except as set forth in Section 1 of this Agreement, this Agreement shall supersede any other employment or severance agreement or arrangements or similar rights you may have with the

Company, IGC or any of their affiliates (and you shall not be eligible for severance benefits under any plan, program or policy of the Company).

     Certain capitalized terms used herein have the meanings set forth in the Schedule hereto.

10.  Acknowledgement.

     YOU ACKNOWLEDGE THAT YOU HAVE HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT, THAT YOU ARE FULLY AWARE OF THIS AGREEMENT'S LEGAL EFFECT, AND THAT YOU HAVE ENTERED INTO THIS AGREEMENT FREELY BASED ON YOUR OWN JUDGMENT AND NOT ON ANY REPRESENTATION OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

                               [Philips Electronics North
                               America Corporation]




                               By: /s/ Michael L. Manning
                                  -----------------------------------


                               Name:   Michael L. Manning


                               Title:  Attorney-in-Fact


Accepted and Agreed
as of the date hereof


/s/ Thomas J. O'Brien
------------------------------
Thomas J. O'Brien





            [Signature Page to Thomas J. O'Brien Employment Agreement]

                 THOMAS J. O'BRIEN EMPLOYMENT AGREEMENT SCHEDULE
          (This Schedule constitutes part of the Employment Agreement)

----------------------------------- --------------------------------------------
Name and address for notices        THOMAS J. O'BRIEN
                                    [Address on file with the Company]
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Position                            During your Compensation Period, unless
                                    otherwise consented to by you, you shall be
                                    employed as Integration Manager in the MRI
                                    business, reporting to a direct report, to a
                                    direct report of the CEO of Medical Systems
                                    or the General Manager in the MRI business,
                                    as determined from time to time.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Compensation                        Period Your Compensation Period will end on
                                    the eighteenth month anniversary of your
                                    Start Date.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Salary                              Your Salary will be $290,000.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Cash Performance Bonus              You will be eligible to receive a Cash
                                    Performance Bonus between $0 and a maximum
                                    of $500,000, which will be determined in
                                    accordance with the Company's Bonus
                                    policies.  The amount of the Cash
                                    Performance Bonus will be based upon your
                                    performance or the Company's performance as
                                    determined in accordance with the
                                    performance metrics set forth in the
                                    attached Annex A.  You will receive the
                                    achieved amount of your Cash Performance
                                    Bonus if you are still employed by the
                                    Company at the end of the Compensation
                                    Period, such payment to be made within 30
                                    days of the end of the Compensation Period,
                                    or a prorated portion of your maximum Cash
                                    Performance Bonus within 30 days after you
                                    are terminated from employment without
                                    Cause or cease to be an employee by reason
                                    of death or physical or mental disability.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Cash Retention Bonus                You will receive a Cash Retention Bonus in
                                    an amount equal to $242,000 if you are still
                                    employed by the Company at the end of the
                                    Compensation Period, such payment to be made
                                    within 30 days of the end of the
                                    Compensation Period, or within 30 days after
                                    you are terminated from employment without
                                    Cause or cease to be an employee by reason
                                    of death or physical or mental disability.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Other Benefits                      o        Existing car allowance ($750/month)
                                    o        25 paid vacation days per year
                                    o        One Executive Physical during the
                                             Compensation Period
                                    o        Reimbursement of business expenses
                                             in accordance with Company policy

----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Definition of Cause                 "Cause" means your: (i) willful refusal to
                                    perform the duties and responsibilities
                                    reasonably assigned to you pursuant to
                                    Section 1 of the Agreement, (ii) engagement in illegal conduct or in gross misconduct, in either case, that causes material financial or reputational harm to the Company or its affiliates, (iii) commission or conviction of, or plea of guilty or nolo contendere to, a felony, (iv) material breach of the Company's written code of conduct and business ethics or (v) willful attempt to obstruct or failure to cooperate with any investigation authorized by the Board or any governmental or self-regulatory entity. With respect to subclauses (iv) and
                                    (v), the Company agrees to give you notice and an opportunity to timely cure any breach which is susceptible to cure (as reasonably determined by the Company).

                                    Additionally, if your principal place of
                                    employment is relocated more than 25 miles
                                    outside of New York's Tri-City Capital
                                    Region, it being understood you may
                                    continue to maintain your principal
                                    residence in St. Louis, MO, you may choose
                                    to continue your employment under the terms
                                    and conditions set forth in this Agreement
                                    or you may choose to treat the relocation
                                    as a termination by the Company without
                                    Cause. If you do not provide the Company
                                    with written notification of your choice
                                    within 10 days following the relocation,
                                    you will lose the right to treat the
                                    relocation as a termination by the Company
                                    without Cause and will be deemed to have
                                    chosen to continue your employment under
                                    the terms and conditions set forth in this
                                    Agreement. If you choose to treat such a
                                    relocation as a termination by the Company
                                    without Cause it will be deemed to be a
                                    termination without Cause for all purposes
                                    of this Agreement and Schedule, including
                                    without limitation in respect of your
                                    entitlement to Severance Benefits.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Restricted Period                   The Restricted Period will end on the 24
                                    month anniversary of the end of the
                                    Compensation Period.
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Severance                           Benefits If you are terminated by the
                                    Company without Cause prior to the end of your Compensation Period, you shall receive the following benefits:

                                                (1) You will receive an amount
                                          equal to your base Salary for the
                                          remainder of the Compensation Period.
                                          This amount shall be payable in a cas0
                                          lump sum within 30 days of your
                                          termination date.

                                                (2) You will receive a prorated
                                          portion of your maximum Cash
                                          Performance Bonus for the portion of
                                          the Compensation Period you worked for
                                          the Company. This prorated bonus shall
                                          be payable in a cash lump sum within
                                          30 days of your termination date.

                                               (3) You will receive the amount
                                          of your Cash Retention Bonus. This
                                          amount shall be payable in a cash lump
                                          sum within 30 days of your termination
                                          date.

                                               (4) If you timely elect to
                                          continue your Company-provided group
                                          health insurance coverage pursuant to
                                          the federal COBRA law, the Company
                                          will reimburse you for the cost of
                                          such COBRA premiums, at the same level
                                          as you maintain as of the date of
                                          termination, through the end of the
                                          COBRA period 18 months, or until such
                                          time as you qualify for health
                                          insurance benefits through a new
                                          employer, whichever occurs first. The
                                          reimbursement shall be for 100% of
                                          your COBRA premiums, as well as for
                                          your eligible dependents' COBRA
                                          premiums, and the coverage to be
                                          provided on this basis shall be health
                                          and dental coverage.

                                    You understand and agree that if you are terminated for Cause or resign for any reason, you will not receive the aforementioned payments and benefits.
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Restricted Stock Unit Grant Agreements pursuant to IGC 2000 Stock Option and
Stock Award Plan Agreements/Stock Option Agreements (as amended and restated as of February 21, 2006):

                                    o Grant Agreement, dated August 4, 2003
                                    o Grant Agreement, dated March 14, 2005
                                    o Restricted Stock Unit Grant Agreement,
                                      dated August 4, 2003

                                    Grant Agreements pursuant to SuperPower,
                                    Inc. 2002 Equity Compensation Plan:

                                    o Grant Agreement, dated August 4, 2003

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